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                                                                    Exhibit 5.1

                          [Dorsey & Whitney Letterhead]


                                 August 13, 2001

Enzon, Inc.
20 Kingsbridge Road
Piscataway, New Jersey 08854

Ladies and Gentlemen:

         We have acted as counsel to Enzon, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $400,000,000 principal amount at maturity of 4 1/2% Convertible Subordinated Notes due 2008 (the "Notes"), and (ii) shares (the "Shares") of common stock, par value $0.01 per share, of the Company issuable upon conversion of the Notes.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion, we have relied, without independent verification, upon statements and representations of officers and other representatives of the Company and certificates of public officials.

         Based upon the foregoing, we are of the opinion that:

         1. The Notes have been duly authorized by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and are entitled to the benefits of the Indenture, dated as of June 26, 2001 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee.

         2. The Shares have been duly authorized and reserved and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' or secured creditors' rights, including (without limitation) applicable fraudulent transfer laws.

         (b) Our opinions are subject to the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). Without limiting the generality of the foregoing, the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any request for such remedies may be brought.

         (c) Our opinions are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

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         (d) We express no opinion as to the enforceability of choice of law or forum selection provisions under the laws of any jurisdiction other than the State of New York, or the waiver by the Company under Section 5.9 of the Indenture or any waiver by the Company of any constitutional rights or remedies.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in this Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,


                                     /s/ Dorsey and Whitney LLP


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